Exhibit 10.2

No. CW –P06– __

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE SHARES

OF COMMON STOCK OF

VAXGEN, INC.

(Void after February 10, 2011)

This certifies that ____________, or its permitted assigns (the “Holder”), for value received, is entitled to, upon the terms and conditions hereinafter set forth, subscribe for and purchase from VAXGEN, INC., a Delaware corporation (the “Company”), having a place of business at 349 Oyster Point Boulevard, South San Francisco, California, __________ (_____) fully paid and nonassessable shares, subject to contingent adjustment pursuant to Section 4.5 hereof, (the “Warrant Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”) at the initial exercise price of Nine Dollars and Twenty-Four Cents ($9.24) per Warrant Share (the “Exercise Price”) at any time and from time to time, in whole or in part, up to and including 5:00 p.m. (Pacific time) on February 10, 2011 (the “Expiration Date”) upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant, with the Form of Subscription attached hereto duly filled in and signed and upon payment in cash or wire transfer of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof, or in accordance with the provisions of Section 2.2 hereof. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. The term “Warrant” as used herein shall include this Warrant, and any warrant delivered in substitution or exchange for this Warrant as provided herein.

This Warrant has been issued pursuant to a private placement of Common Stock and warrants.

This Warrant is subject to the following terms and conditions:

1.	PURCHASE AGREEMENT.

1.1          Purchase Agreement and Registration Rights. This Warrant is issued under and in accordance with the Stock and Warrant Purchase Agreement dated as of

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February  8, 2006, (the “Purchase Agreement”) between the Company and the initial Holder hereof and is subject to the terms and provisions contained in the Purchase Agreement. Section 6 of the Purchase Agreement governs the registration rights of the Warrant Shares.

2.	EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

2.1          General. This Warrant is exercisable at the option of the Holder of record hereof, at any time and from time to time up to and including the Expiration Date for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, the completed and executed Form of Subscription delivered and (except for an exercise effected pursuant to Section 2.2 hereof) payment made for such shares. Certificates for the Warrant Shares so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder hereof by the Company at the Company’s expense on or before the later to occur of (i) the third (3rd) business day following the Company’s receipt of the Form of Subscription by facsimile transmission and (ii) the business day following the Company’s receipt of the original Warrant and Form of Subscription and, except for an exercise effected pursuant to Section 2.2 hereof, payment for such shares (the later of (i) and (ii) being referred to herein as the “Delivery Date”). In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time; provided, however, that the Holder may validly exercise the new Warrant at any time following such purchase without having received such new Warrant. At the Holder’s request, the Company shall effect delivery of Warrant Shares to the Holder by, as long as the Company’s transfer agent (the “Transfer Agent”) participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”), and assuming that that the FAST is available to such Holder for the Warrant Shares, crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on the applicable Delivery Date. In the event that the Transfer Agent is not a participant in FAST, or if the Warrant Shares are not otherwise eligible for delivery through FAST, or if the Holder so specifies in an Exercise Notice or otherwise in writing, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder or in the name of Holder’s affiliate and/or subsidiary as may be requested by the Holder. The Holder shall have the right to pursue actual damages for the Company’s failure to issue and deliver Warrant Shares (without any restriction legends) on the applicable Delivery Date (including, without limitation, damages relating to any purchase of Common Stock by the Holder to make delivery on a sale effected in anticipation of receiving Warrant Shares upon exercise), and the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

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2.2          Net Issue Exercise. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the executed Form of Subscription with notice of such election in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

X = Y (A-B)
A

Where X = the number of Warrant Shares to be issued to the Holder

Y =    the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

A =    the fair market value of one share of the Company’s Common Stock (at the date of such calculation)

B =    Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, if the Common Stock is traded on any established national securities exchange or traded on the NASDAQ National Market or the NASDAQ Capital Market, then the fair market value of one share of Common Stock shall be the average closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) for the 10 trading days immediately preceding the day of determination. In the event the fair market value of one share of Common Stock cannot be determined in accordance with the foregoing sentence, such fair market value shall be the average last reported sales price of the Common Stock as reported in the “pink sheets” by Pink Sheets LLC, for the 10 trading days immediately preceding the day of determination. In the absence of such markets for the Common Stock, the fair market value of one share of Common Stock shall be reasonably determined by the Company’s Board of Directors and the Holder, both acting in good faith. If the Company and the Holder are unable to agree upon the fair market value of one share of Common Stock, then such dispute shall be resolved pursuant to Section 18.

3.     SHARES TO BE FULLY PAID; RESERVATION OF SHARES. The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that, during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon

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exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or market upon which the Common Stock may be listed or traded; provided, however, that, except as set forth in the Purchase Agreement, the Company shall not be required to effect a registration under federal or state securities laws solely because of such exercise. The Company will not take any action which would result in any adjustment of the Exercise Price (as set forth in Section 4 hereof) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company’s Certificate of Incorporation.

4.     ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

4.1          Subdivision or Combination of Stock. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a lesser number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

4.2          Dividends in Common Stock, Other Stock, Property, Reclassification. If at any time or from time to time the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

(a)          Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

(b)          any cash paid or payable otherwise than as a cash dividend, or

(c)          Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or

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similar corporate rearrangement, (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 4.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of Warrant Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would receive on the date of such exercise had such holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

4.3          Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation or other entity, or the sale of all or substantially all of its assets or other transaction (including a transaction involving subsidiaries) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an “Organic Change”), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant such that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation or entity purchasing such assets shall assume by written instrument the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

4.4          Certain Events; Non-Impairment. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as such Holder would have owned had the Warrant been exercised prior to the event and had such Holder continued to hold such shares until after the event requiring adjustment. The Company hereby covenants and agrees that the Company will not, by

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amendment of its Certificate of Incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the nominal value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

4.5	Contingent Warrant Shares.

(a)          “Compliance Date” means the first date on which the Company has filed with the Securities and Exchange Commission all delinquent periodic reports pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, regardless of any deficiency thereof or comments from the Securities and Exchange Commission that may be received with respect thereto.

(b)          If the Compliance Date has not occurred by the close of the Company’s business on September 30, 2006, then the number of Warrant Shares issuable upon exercise of this Warrant shall, without further action by either the Company or the Holder hereof, increase by [insert 50% of initial number of warrant shares on first issuance] shares of Common Stock (subject to adjustments for splits, reverse splits, share combinations and the like).

(c)          If the Compliance Date has not occurred by the close of the Company’s business on January 31, 2007, then the number of Warrant Shares issuable upon exercise of this Warrant shall, without further action by either the Company or the Holder hereof, increase by a further [insert 50% of initial number of warrant shares on first issuance] shares of Common Stock (subject to adjustments for splits, reverse splits, share combinations and the like).

(d)           The exercise price associated with any additional Warrant Shares issuable pursuant to the provisions of this Section 4.5 shall be the Exercise Price

4.6	Notices of Change.

(a)          Immediately upon any adjustment in the number or class of shares subject to this Warrant and of the Exercise Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

(b)          The Company shall give written notice to the Holder at least ten (10) calendar days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right.

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(c)          The Company shall give written notice to the Holder at least ten (10) calendar days prior to the date on which an Organic Change shall take place, including in such notice the date as of which the Organic Change is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such Organic Change.

(d)          The Company shall initiate the delivery of written notice to the Holder of any voluntary or involuntary dissolution, liquidation or winding-up of the Company (the “Dissolution”) on the date such Dissolution is publicly announced, including in such notice the date as of which the Dissolution is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property, if any.

5.     LISTING. The Company shall file any forms and do any acts as shall be required from time to time to secure the listing or quotation of the Warrant Shares with each national securities exchange or automated quotation system, if any, upon which shares of such securities are then listed or traded and shall use its commercially reasonable efforts to maintain, so long as any other shares of such securities shall be so listed or traded, such listing or quotation of all securities issued or issuable upon the exercise of this Warrant.

6.     ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

7.     CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

8.     NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company or any other matters or any rights whatsoever as a stockholder of the Company. Except as expressly set forth in Section 3 herein, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

9.     REPRESENTATIONS OF HOLDER. Holder further represents that it understands that neither this Warrant nor the Warrant Shares issuable upon the exercise thereof have been registered under the Act, and are being offered pursuant to an exemption from registration

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contained in the Act based in part upon Holder’s representations contained in this Section 8. Holder represents that by reason of its own, or of its management’s, knowledge and experience in financial and business matters, Holder is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests in connection with the issuance of this Warrant and the Warrant Shares issuable upon the exercise thereof, and is able to bear risk, including a complete loss, of the investment. Holder represents that it is an “accredited investor” within the meaning set forth in Regulation D under the Act. Holder represents that it is acquiring such securities for its own account for investment only, and not with a view towards their distribution, except pursuant to sales that are registered under the Act or are exempt from the registration requirements of the Act; provided, however, that, in making such representation, the Holder does not agree to hold such securities for any minimum or specific term and reserves the right to sell, transfer or otherwise dispose of such securities at any time in accordance with the provisions hereof and with Federal and state securities laws applicable to such sale, transfer or disposition.

10.  TRANSFERABILITY. Subject to compliance with any applicable securities laws to the reasonable satisfaction of the Company (which may, without limitation, require an opinion of counsel to the Holder with respect to such securities laws compliance), this Warrant may be transferred; provided, that the Holder provides prior written notice of such transfer to the Company, such transferee agrees to be bound by the obligations hereunder and such transferee agrees to execute certain documentation requested by the Company including an investment letter. Upon the transfer of the Warrant, the Company may treat such transferee as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant.

11.  RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the Holder of this Warrant and of the holder of Warrant Shares issued upon exercise of this Warrant, shall survive the exercise of this Warrant.

12.  MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

13.  NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be in writing, shall refer specifically to this Warrant and shall be delivered and deemed received in accordance with Section 9 of the Purchase Agreement.

14.  BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets. All of the covenants and agreements of the Company shall inure to the benefit of the successors and permitted assigns of the Holder hereof.

15.  DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

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16.  LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

17.  FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Exercise Price.

18.  DISPUTE RESOLUTION. In the case of a dispute as to the determination of the fair market value of one share of Common Stock, the Exercise Price or the arithmetic calculation of the Warrant Shares to be issued hereunder, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two business days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the fair market value of one share of Common Stock, the Exercise Price or the Warrant Shares within three business days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two business days thereafter submit via facsimile the disputed determination of the fair market value of one share of Common Stock, the Exercise Price or the Warrant Shares to an independent, reputable investment bank selected by the Company and approved by the Holder (such approval not to be unreasonably withheld). The Company shall cause the investment bank to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten business days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The fees of such investment bank or independent accountant shall be borne one half by the Company and one half by the Holder.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officers, thereunto duly authorized this 10th day of February, 2006.

VAXGEN, INC.

By:

Lance K. Gordon

Chief Executive Officer

SUBSCRIPTION FORM

Date: _________________, 200_

VaxGen, Inc.

349 Oyster Point Boulevard,

South San Francisco, California 94005

Attn: Chief Financial Officer

Ladies and Gentlemen:

☐

The undersigned hereby elects to exercise the warrant issued to it by VaxGen, Inc. (the “Company”) and dated February ____, 2006 Warrant No. CW-___ (the “Warrant”) and to purchase thereunder __________________________________ shares of the Common Stock of the Company (the “Shares”) at a purchase price of $___ per Share or an aggregate purchase price of ________________ Dollars ($__________) (the “Purchase Price”). Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or wire transfer.

☐	The undersigned hereby elects to convert ______________________ percent (___%) of the value of the Warrant pursuant to the provisions of Section 2.2 of the Warrant.

Very truly yours,

Print Entity Name, if applicable

By:

Print Name:

Title: